CONSENT OF MINE DEVELOPMENT ASSOCIATES

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the technical report entitled “Technical Report on the Copper King Project, Laramie County, Wyoming” dated August 24, 2012 (the “Technical Disclosure”) in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40- F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “40-F”), being filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)

the incorporation by reference of such Technical Disclosure in the 40- F and the AIF into the Company’s Form F-4 Registration Statement being filed with the SEC, and any amendments thereto (the “F-4”); and

(iii)	the use of our name in the AIF, the 40- F and the F-4.

MINE DEVELOPMENT ASSOCIATES

/s/ “Neil B. Prenn”
___________________________________
Name: Neil B. Prenn
Title: President

Date: May 8, 2015

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053